Exhibit 99.1 United Bank Osseo, Wisconsin Financial Statements Years Ended December 31, 2017 and 2016

Independent Auditor's Report Audit Committee United Bank Report on the Financial Statements We have audited the accompanying financial statements of United Bank, which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of income, comprehensive income, stockholder's equity, and cash flows for the years then ended, and the related notes to the financial statements. Management's Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. Auditor's Responsibility Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Bank as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States. Wipfli LLP December 12, 2018 Eau Claire, Wisconsin 1

United Bank Balance Sheets (Dollars in Thousands, Except Share Data) As of December 31, 2017 2016 Assets: Cash and due from banks $ 7,030 $ 5,593 Federal funds sold 5,428 13,702 Interest-bearing deposits 41 30 Cash and cash equivalents 12,499 19,325 Other interest-bearing deposits 2,109 2,115 Securities available for sale 36,633 31,668 Restricted stock 499 724 Loans held for sale 181 263 Loans, net 205,044 199,649 Premises and equipment, net 2,922 3,021 Other real estate owned, net 205 101 Cash value of life insurance 5,903 5,748 Mortgage servicing rights 2,294 1,952 Other assets 1,599 1,329 Total assets $269,888 $265,895 Liabilities: Non-interest-bearing deposits $67,611 $64,387 Interest-bearing deposits 161,430 163,235 Total deposits 229,041 227,622 Borrowed funds 10,252 10,069 Other liabilities 1,349 1,565 Total liabilities 240,642 239,256 Stockholder's Equity: Common stock 510 510 Additional paid-in capital 5,100 5,100 Retained earnings 23,798 21,187 Accumulated other comprehensive loss (162) (158) Total stockholder's equity 29,246 26,639 Total liabilities and stockholder's equity $269,888 $265,895 See accompanying notes to financial statements. 2

United Bank Statements of Income (Dollars in Thousands, Except Share Data) Years Ended December 31, 2017 2016 Interest income: Loans, including fees $ 9,419 $ 8,724 Securities: Taxable 249 275 Tax-exempt 225 128 Other 126 95 Total interest income 10,019 9,222 Interest expense: Interest-bearing deposits 692 610 Borrowed funds 460 460 Total interest expense 1,152 1,070 Net interest income 8,867 8,152 Provision for loan losses 0 0 Net interest income after provision for loan losses 8,867 8,152 Noninterest income: Service fees 987 920 Mortgage banking activities 2,147 2,061 Increase in cash value of life insurance 155 162 Net gain on sale of other real estate owned 28 29 Net gain on sale of securities available for sale 1 0 Other noninterest income 96 108 Total noninterest income 3,414 3,280 Noninterest expense: Salaries and employee benefits 4,870 4,961 Occupancy and equipment 589 594 Data processing 929 980 Professional fees 267 238 ATM, EFT, and debit card fees 306 237 Other noninterest expense 571 608 Total noninterest expense 7,532 7,618 Net income before income taxes 4,749 3,814 Provision for income taxes 1,638 1,307 Net income $ 3,111 $ 2,507 See accompanying notes to financial statements. 3

United Bank Statements of Comprehensive Income (Dollars in Thousands, Except Share Data) Years Ended December 31, 2017 2016 Net income $ 3,111 $ 2,507 Other comprehensive loss, net of tax: Unrealized loss on securities available for sale, net of deferred tax of $15 and decrease in deferred tax for tax law change of $27 in 2017 and net of deferred tax of $117 in 2016 (3) (176) Reclassification adjustment for net gains realized in net income on securities available for sale (1) 0 Other comprehensive loss, net of tax (4) (176) Total comprehensive income $ 3,107 $ 2,331 See accompanying notes to financial statements. 4

United Bank Statements of Stockholder's Equity (Dollars in Thousands, Except Share Data) Accumulated Other Total Common Additional Retained Comprehensive Stockholder's Stock Paid-in Capital Earnings Income (Loss) Equity Balances at January 1, 2016 $ 510 $5,100 $18,680 $18 $24,308 Net income 2,507 2,507 Other comprehensive loss (176) (176) Balances at December 31, 2016 510 5,100 21,187 (158) 26,639 Net income 3,111 3,111 Other comprehensive loss (4) (4) Dividends (500) (500) Balances at December 31, 2017 $ 510 $5,100 $23,798 $(162) $29,246 See accompanying notes to financial statements. 5

United Bank Statements of Cash Flows (Dollars in Thousands, Except Share Data) Years Ended December 31, 2017 2016 Increase (decrease) in cash and cash equivalents: Cash flows from operating activities: Net income $ 3,111 $ 2,507 Adjustments to reconcile net income to net cash provided by operating activities: Net amortization on securities available for sale 164 116 Net gain on sale of securities available for sale (1) 0 Depreciation of premises and equipment 191 209 Net gain on sale of other real estate owned (28) (29) Increase in cash value of life insurance (155) (162) Increase in mortgage servicing rights (342) (29) Provision for deferred income tax 43 166 Changes in operating assets and liabilities: Loans held for sale 82 (263) Accrued interest receivable and other assets (270) (575) Accrued interest payable and other liabilities (301) (164) Net cash provided by operating activities 2,494 1,776 Cash flows from investing activities: Decrease in other interest-bearing deposits 6 496 Purchases of securities available for sale (13,302) (19,110) Proceeds from sales of securities available for sale 631 0 Proceeds from maturities, paydowns, and calls of securities available for sale 7,581 12,118 Proceeds from sales of restricted stock 225 225 Net increase in loans (5,671) (10,760) Purchases of premises and equipment (92) (129) Proceeds from sales of other real estate owned 200 291 Net cash used in investing activities (10,422) (16,869) Cash flows from financing activities: Net increase in deposits 1,419 14,193 Amortization of FHLB advance prepayment fee 183 183 Common stock dividends (500) 0 Net cash provided by financing activities 1,102 14,376 Net decrease in cash and cash equivalents (6,826) (717) Cash and cash equivalents at beginning of year 19,325 20,042 Cash and cash equivalents at end of year $12,499 $19,325 6

United Bank Statements of Cash Flows (Continued) (Dollars in Thousands, Except Share Data) 2017 2016 Supplemental cash flow information: Cash paid during the year for: Interest $ 1,146 $ 1,072 Income taxes 1,415 1,241 Noncash investing and financing activities: Loans transferred to other real estate owned 276 223 See accompanying notes to financial statements. 7

United Bank Notes to Financial Statements Note 1: Summary of Significant Accounting Policies Organization United Bank (the "Bank") provides a variety of financial services to individual and corporate customers in northwestern Wisconsin. The Bank is subject to risk from competition from other financial institutions and economic markets. The Bank is also subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities. The accounting and reporting policies of the Bank conform to accounting principles generally accepted in the United States (GAAP) and general practices within the banking industry. Significant accounting policies are summarized below. Use of Estimates in Preparation of Financial Statements The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from these estimates. The fair value of securities available for sale, allowance for loan losses, other real estate owned, and mortgage servicing rights are particularly subject to change in the near term. Cash and Cash Equivalents For purposes of reporting cash flows in the financial statements, cash and cash equivalents include cash on hand, interest-bearing and non-interest-bearing accounts in other financial institutions, and federal funds sold, all of which have original maturities of three months or less and are utilized in the daily operations of the Bank. Other Interest-Bearing Deposits Other interest-bearing deposits consist of nonmarketable certificates of deposit at insured financial institutions. The interest-bearing deposits are carried at cost. Securities Securities are classified as available for sale and are carried at fair value, with unrealized gains and losses reported in other comprehensive income or loss. Amortization of premiums and accretion of discounts are recognized in interest income using the interest method over the estimated lives of the securities. Gains and losses on the sale of securities are recorded on the trade date and determined using the specific- identification method. 8

United Bank Notes to Financial Statements Note 1: Summary of Significant Accounting Policies (Continued) Securities (Continued) Declines in fair value of securities that are deemed to be other than temporary, if applicable, are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers the length of time and the extent to which fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Restriced Stock Restricted stock consists of Federal Home Loan Bank (FHLB) stock, Farmer Mac stock, and Bankers' Bank stock. The Bank is required to hold stock as a member of these institutions, and transfer of the stock is substantially restricted. The FHLB stock is pledged as collateral for outstanding FHLB advances. Restricted stock is evaluated for impairment on a periodic basis. Loans Held for Sale Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. Realized gains and losses on the sale of loans held for sale are determined using the specific- identification method. Loans Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff generally are reported at their outstanding unpaid principal balances, adjusted for charge-offs and an allowance for loan losses. Interest on loans is accrued and credited to income based on the unpaid principal balance. Loan origination fees and direct origination costs are recognized as income or expense when received or incurred, since capitalization of these fees and costs would not have a significant impact on the financial statements. The accrual of interest on a loan is discontinued when management believes the borrower will be unable to make payments as they become due. When loans are placed on nonaccrual status or charged off, all unpaid accrued interest is reversed against interest income. The interest on these loans is subsequently accounted for on the cash basis or using the cost-recovery method until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. 9

United Bank Notes to Financial Statements Note 1: Summary of Significant Accounting Policies (Continued) Allowance for Loan Losses The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off. The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired. A loan is impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified, resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings (TDR) and classified as impaired. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. If a loan is impaired, a portion of the allowance is allocated so that the loan net of the specific allocation equals the present value of estimated future cash flows using the loan's existing rate or the fair value of the underlying collateral less applicable estimated selling costs if repayment is expected solely from the collateral. TDRs are individually evaluated for impairment and included in the impaired loan disclosures. TDRs are measured at the present value of estimated future cash flows using the loan’s original effective rate. If a TDR is considered to be a collateral-dependent loan, the loan is measured at the fair value of the collateral less applicable estimated selling costs. For TDRs that subsequently default, the Bank determines the amount of the allowance on that loan in accordance with the accounting policy for the allowance for loan losses on loans individually identified as impaired. The general component covers loans that are collectively evaluated for impairment. Large groups of smaller- balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly they are not included in the impaired loan disclosures. The general allowance component also includes loans that are not individually identified for impairment evaluation, such as commercial loans below the individual evaluation threshold, as well as those loans which are individually evaluated but are not considered impaired. 10

United Bank Notes to Financial Statements Note 1: Summary of Significant Accounting Policies (Continued) Allowance for Loan Losses (Continued) The general component is based on historical loss experience adjusted for current qualitative factors. The historical loss experience is determined by portfolio segment or loan class and is based on the actual loss history experienced by the Bank. This actual loss experience is supplemented with other qualitative factors based on the risks present for each portfolio segment or loan class. These qualitative factors include levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and employees; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations. Management considers the following when assessing risk in the Bank's loan portoflio segments:  Commercial and industrial and agricultural production loans are primarily for working capital, physical asset expansion, asset acquisition loans, and other. These loans are made based primarily on historical and projected cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. The cash flows of borrowers, however, may not behave as forecasted, and collateral securing loans may fluctuate in value because of economic or individual performance factors. Financial information is obtained from the borrowers to evaluate cash flow sufficiency to service debt and is periodically updated during the life of the loan.  Commercial real estate and agricultural real estate loans are dependent on the industries tied to these loans. Commercial real estate loans are secured primarily by office and industrial buildings, warehouses, small retail shopping facilities, and various special purpose properties, including hotels and restaurants. Agricultural loans are primarily for land acquisition. Financial information is obtained from the borrowers and/or the individual project to evaluate cash flow sufficiency to service debt and is periodically updated during the life of the loan. Loan performance may be adversely affected by factors impacting the general economy or conditions specific to the real estate market, such as geographic location and/or property type.  Residential real estate loans are affected by the local residential real estate market, the local economy, and for variable-rate mortgages, movement in indices tied to these loans. At the time of origination, the Bank evaluates the borrower's repayment ability through a review of debt to income and credit scores. Appraisals are obtained to support the loan amount. Financial information is obtained from the borrowers to evaluate cash flow sufficiency to service debt at the time of origination.  Consumer and other loans may take the form of installment loans, demand loans, or single-payment loans and are extended to individuals for household, family, and other personal expenditures. At the time of origination, the Bank evaluates the borrower's repayment ability through a review of debt to income and credit scores. 11

United Bank Notes to Financial Statements Note 1: Summary of Significant Accounting Policies (Continued) Premises and Equipment Premises and equipment are stated at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets. Other Real Estate Owned Assets acquired through or in lieu of loan foreclosure are held for sale and are initially recorded at fair value, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management, and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other noninterest expense. Cash Value of Life Insurance The Bank has purchased life insurance policies on certain key executives. Life insurance is measured at the amount that could be realized under the insurance contract as of the balance sheet date, which generally is the cash surrender value of the policy. Mortgage Servicing Rights The Bank services mortgage loans it sells to third-party institutions. Servicing loans includes collecting monthly principal and interest payments from borrowers, passing such payments through to the third-party investors, and maintaining escrow accounts for taxes and insurance. When necessary, the Bank also performs collection functions for delinquent loan payments, handles loan foreclosure proceedings, and disposes of foreclosed property. The Bank generally earns a servicing fee of 25 basis points on the outstanding loan balance for performing these services, as well as fees and interest income from ancillary sources such as late fees and float. Servicing fees, late fees, and other ancillary income earned each year are reported in the statements of income as a component of mortgage banking activities. Mortgage servicing rights are recognized as assets when mortgage loans are sold or when servicing rights are acquired. Purchased mortgage servicing rights are recognized at cost when acquired. Mortgage servicing rights recognized when mortgage loans are sold are included as a component of mortgage banking income and are measured at fair value at acquisition and at each subsequent reporting date. The fair value of mortgage servicing rights is estimated using market prices for comparable contracts, when available, or a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as costs to service, a discount rate, custodial earnings rate, ancillary income, default rates and losses, and prepayment speeds. The fair value of mortgage servicing rights may changebecause of changes in discount rates, prepayment expectations, default rates, and other factors. Changes in fair value are recognized each period and reported in the statements of income as a component of mortgage banking income. 12

United Bank Notes to Financial Statements Note 1: Summary of Significant Accounting Policies (Continued) Other Comprehensive Income (Loss) Other comprehensive income (loss) is shown on the statements of comprehensive income. Accumulated other comprehensive income (loss) consists of unrealized gain (loss) on securities available for sale, net of tax, and is shown on the statements of stockholder's equity. Reclassification adjustments out of other comprehensive income (loss) for gains realized on sales of securities available for sale compose the entire balance of "net gain on sale of securities available for sale" on the statements of income. Advertising Advertising costs are expensed as incurred. Income Taxes Deferred tax assets and liabilities have been determined using the liability method. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities as measured by the current enacted tax rates that will be in effect when these differences are expected to reverse. Provision (credit) for deferred taxes is the result of changes in the deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized in the near future. The Bank may also recognize a liability for unrecognized tax benefits from uncertain tax positions. Unrecognized tax benefits represent the differences between a tax position taken or expected to be taken in a tax return and the benefit recognized and measured in the financial statements. Interest and penalties related to unrecognized tax benefits are classified as interest expense and other expense, respectively. With few exceptions, the Bank is no longer subject to federal or state examination by tax authorities for years ended before December 31, 2014. Rate Lock Commitments The Bank enters into commitments to originate loans whereby the interest rate on the loan is determined prior to funding (rate lock commitments). Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives. Rate lock commitments are recorded only to the extent of fees received, since recording the estimated fair value of these commitments would not have a significant impact on the financial statements. Off-Balance-Sheet Instruments In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments, including commitments to extend credit, unfunded commitments under lines of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable. 13

United Bank Notes to Financial Statements Note 1: Summary of Significant Accounting Policies (Continued) Transfers of Financial Assets Transfers of financial assets are accounted for as sales when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Bank, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. Legal Contingencies Various legal claims arise from time to time in the normal course of business. In the opinion of management, any liability resulting from such proceedings would not have a material impact on the financial statements of the Bank. Concentrations of Credit Risk Most of the Bank's loans and off-balance-sheet commitments have been granted to borrowers in the Bank's market area. The concentrations of credit by type and industry groups are set forth in Notes 5 and 15. The Bank's exposure to credit risk is significantly affected by economic changes in the Bank's market area. New Accounting Pronouncements The following Accounting Standards Updates (ASU) have been issued by the Financial Accounting Standards Board (FASB) and may impact the Bank's financial statements in future reporting periods. ASU No. 2014-09, Revenue from Contracts with Customers - The objective of this new standard is to provide a common revenue standard for all entities that enter into contracts with customers to transfer goods or services or contracts to transfer nonfinancial assets. This new accounting standard is effective for financial statements issued for annual reporting periods beginning after December 15, 2018. The Bank is evaluating what impact this new standard will have on its financial statements. ASU No. 2016-02, Leases - When this standard is adopted, the primary accounting change will require lessees to recognize right-of-use assets and lease obligations for most operating leases as well as finance leases. This new standard is effective for financial statements issued for annual periods beginning after December 15, 2019. The Bank does not believe this will have a significant impact on its financial statements. ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments - This standard will significantly change how financial assets measured at amortized cost are presented. Such assets, which include most loans, will be presented at the net amount expected to be collected over their remaining contractual lives. Estimated credit losses will be based on relevant information about historical experience, current conditions, and reasonable and supportable forecasts that affect the collectibility of the reported amounts. The standard will also change the accounting for credit losses related to securities available for sale and purchased financial assets with a more- than-insignificant amount of credit deterioration since origination. This new accounting standard is effective for financial statements issued for annual periods beginning after December 15, 2020. The Bank is evaluating what impact this new standard will have on its financial statements. 14

United Bank Notes to Financial Statements Note 1: Summary of Significant Accounting Policies (Continued) New Accounting Pronouncements (Continued) ASU No. 2017-08, Premium Amortization on Purchased Callable Debt Securities - This standard requires premiums on purchased callable debt securities to be amortized to the earliest call date. This new standard is effective for financial statements issued for annual periods beginning after December 15, 2019. The Bank does not believe this will have a significant impact on its financial statements. Subsequent Events Subsequent events have been evaluated through December 12, 2018, which is the date the financial statements were available to be issued. See Note 17. Presentation The financial statements and accompanying footnotes have presented all dollar amounts in thousands (000s). Note 2: Cash and Due From Banks The Bank is required to maintain reserve balances, in cash or on deposit with the Federal Reserve Bank, based on a percentage of deposits. The total required reserve balance was approximately $1,958 at December 31, 2017, and $1,631 at December 31, 2016. In the normal course of business, the Bank maintains cash and due from bank balances with correspondent banks. Balances in these accounts may exceed the Federal Deposit Insurance Corporation's (FDIC) insured limit of $250. Management believes these financial institutions have strong credit ratings and that the credit risk related to these deposits is minimal. Note 3: Other Interest-Bearing Deposits Other interest-bearing deposits consist of certificates of deposit at other financial institutions. Certificates of deposit are in denominations of $250 or less and are fully insured by the FDIC. Maturities of certificates of deposits as of December 31, 2017, are as follows: Due in one year or less $ 976 Due after one year through five years 685 Due after five years 448 Total $ 2,109 15

United Bank Notes to Financial Statements Note 4: Securities The amortized cost and estimated fair value of securities with gross unrealized gains and losses at December 31 follow: Gross Gross Amortized Unrealized Unrealized Estimated Cost Gains Losses Fair Value 2017 Securities available for sale: U.S. agency securities $13,532 $ 0 $ (87) $13,445 Obligations of states and political subdivisions 17,214 11 (159) 17,066 Mortgage-related securities 2,437 26 (16) 2,447 Certificates of deposit 3,675 0 0 3,675 Total securities available for sale $36,858 $37 $ (262) $36,633 2016 Securities available for sale: U.S. agency securities $14,570 $ 6 $ (21) $14,555 Obligations of states and political subdivisions 12,986 2 (291) 12,697 Mortgage-related securities 2,599 46 (11) 2,634 Corporate securities 307 5 0 312 Certificates of deposit 1,470 0 0 1,470 Total securities available for sale $31,932 $59 $ (323) $31,668 Fair values of securities are generally estimated based on financial models or prices paid for similar securities. It is possible interest rates or other key inputs to the valuation estimate could change considerably, resulting in a material change in the estimated fair value of securities. 16

United Bank
Notes to Financial Statements

Note 4: Securities (Continued)

The following table shows the fair value and gross unrealized losses of securities with unrealized losses at December 31, 2017, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

	Less Than 12 Months		12 Months or More		Total	
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
2017						
U.S. agency securities	$10,965	$(65)	$ 2,480	$(22)	$13,445	$(87)
Obligations of states and political subdivisions	12,545	(102)	2,914	(57)	15,459	(159)
Mortgage-related securities	1,629	(16)	0	0	1,629	(16)
Totals	$25,139	$ (183)	$ 5,394	$(79)	$30,533	$ (262)
2016						
U.S. agency securities	$ 8,547	$(21)	$ 0	$ 0	$ 8,547	$(21)
Obligations of states and political subdivisions	12,450	(290)	60	(1)	12,510	(291)
Mortgage-related securities	740	(5)	535	(6)	1,275	(11)
Totals	$21,737	$ (316)	$ 595	$ (7)	$22,332	$ (323)

At December 31, 2017, 78 debt securities had unrealized losses with aggregate depreciation of 0.9% from the Bank's amortized cost basis. These unrealized losses relate principally to the changes in interest rates and are notcaused by changes in the financial condition of the issuer, the quality of any underlying assets, or applicable credit enhancements. In analyzing whether unrealized losses on debt securities are other than temporary, management considers whether the securities are issued by a government body or agency, whether a rating agency has downgraded the securities, industry analysts' reports, the financial condition and performance of the issuer, and the quality of any underlying assets or credit enhancements. Since management has the ability to hold debt securities for the foreseeable future, no declines are deemed to be other than temporary.

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United Bank Notes to Financial Statements Note 4: Securities (Continued) The following is a summary of amortized cost and estimated fair value of debt securities by contractual maturity as of December 31, 2017. Contractual maturities will differ from expected maturities for mortgage- related securities because borrowers may have the right to call or prepay obligations without penalties. Available for Sale Amortized Estimated Cost Fair Value Due in one year or less $ 6,658 $ 6,638 Due after one year through five years 26,138 25,934 Due after five years through ten years 1,625 1,614 Subtotals 34,421 34,186 Mortgage-related securities 2,437 2,447 Totals $36,858 $36,633 The following is a summary of the proceeds from sales of securities available for sale, as well as gross gains and losses for the year ended December 31, 2017. There were no sales of securities for the year ended December 31, 2016. Proceeds from sales of securities $ 631 Gross gains on sales 6 Gross losses on sales 5 At December 31, 2017, the amortized cost and estimated fair value of securities pledged to secure public deposits and for other purposes required or permitted by law were $17,061 and $16,962, respectively. At December 31, 2016, the amortized cost and estimated fair value of securities pledged to secure public deposits and for other purposes required or permitted by law were $12,627 and $12,505, respectively. 18

United Bank
Notes to Financial Statements

Note 5: Loans

The following table presents total loans at December 31 by portfolio segment and class of loan:

	2017	2016
Commercial:		
Commercial and industrial	$22,688	$29,132
Commercial real estate	116,079	104,538
Agricultural production	9,285	8,189
Agricultural real estate	9,604	11,152
Residential real estate	47,178	46,458
Consumer	2,271	2,339
Subtotals	207,105	201,808
Allowance for loan losses	(2,061)	(2,159)
Loans, net	$205,044	$199,649

Activity in the allowance for loan losses by portfolio segment follows:

	Commercial and Industrial	Commercial Real Estate	Agricultural Production	Agricultural Real Estate	Residential Real Estate	Consumer	Totals
Balance at January 1, 2016	$ 271	$ 1,140	$ 125	$ 167	$ 575	$ 61	$ 2,339
Provision (credit) for loan losses	(9)	(37)	70	(26)	(5)	7	0
Loans charged off	0	(137)	0	0	(26)	(32)	(195)
Recoveries of loans previously charged off	0	2	0	0	3	10	15
Balance at December 31, 2016	262	968	195	141	547	46	2,159
Provision (credit) for loan losses	(5)	141	101	(35)	(219)	17	0
Loans charged off	(13)	(52)	0	0	(30)	(28)	(123)
Recoveries of loans previously charged off	1	0	0	0	19	5	25
Balance at December 31, 2017	$ 245	$ 1,057	$ 296	$ 106	$ 317	$ 40	$ 2,061

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United Bank
Notes to Financial Statements

Note 5: Loans (Continued)

Information about how loans were evaluated for impairment and the related allowance for loan losses as of December 31 follows:

	Commercial and Industrial	Commercial Real Estate	Agricultural Production	Agricultural Real Estate	Residential Real Estate	Consumer	Totals
2017							
Loans:							
Individually evaluated for impairment	$ 575	$ 4,824	$ 12	$ 0	$ 876	$ 0	$ 6,287
Collectively evaluated for impairment	22,113	111,255	9,273	9,604	46,302	2,271	200,818
Balance at December 31, 2017	$ 22,688	$ 116,079	$ 9,285	$ 9,604	$ 47,178	$ 2,271	$ 207,105
Related allowance for loan losses:							
Individually evaluated for impairment	$ 88	$ 235	$ 0	$ 0	$ 91	$ 0	$ 414
Collectively evaluated for impairment	157	822	296	106	226	40	1,647
Balance at December 31, 2017	$ 245	$ 1,057	$ 296	$ 106	$ 317	$ 40	$ 2,061
2016							
Loans:							
Individually evaluated for impairment	$ 293	$ 1,347	$ 16	$ 0	$ 1,244	$ 7	$ 2,907
Collectively evaluated for impairment	28,839	103,191	8,173	11,152	45,214	2,332	198,901
Balance at December 31, 2016	$ 29,132	$ 104,538	$ 8,189	$ 11,152	$ 46,458	$ 2,339	$ 201,808
Related allowance for loan losses:							
Individually evaluated for impairment	$ 16	$ 8	$ 0	$ 0	$ 176	$ 1	$ 201
Collectively evaluated for impairment	246	960	195	141	371	45	1,958
Balance at December 31, 2016	$ 262	$ 968	$ 195	$ 141	$ 547	$ 46	$ 2,159

20

United Bank Notes to Financial Statements Note 5: Loans (Continued) Information regarding impaired loans for the year ended December 31 follows: Recorded Principal Related Average Interest Investment Balance Allowance Investment Recognized 2017 Loans with no related allowance for loan losses: Commercial and industrial $172 $231 N/A $257 $18 Commercial real estate 193 239 N/A 286 16 Agricultural production 12 12 N/A 14 1 Residential real estate 665 758 N/A 778 40 Totals 1,042 1,240 N/A 1,335 75 Loans with an allowance for loan losses: Commercial and industrial 403 403 88 417 14 Commercial real estate 4,631 4,631 235 4,300 247 Residential real estate 211 226 91 234 13 Totals 5,245 5,260 414 4,951 274 Grand totals $6,287 $6,500 $ 414 $6,286 $ 349 2016 Loans with no related allowance for loan losses: Commercial and industrial $234 $283 N/A $311 $19 Commercial real estate 887 1,232 N/A 1,452 47 Agricultural production 16 16 N/A 18 1 Residential real estate 772 989 N/A 1,004 48 Totals 1,909 2,520 N/A 2,785 115 Loans with an allowance for loan losses: Commercial and industrial 59 96 16 105 3 Commercial real estate 460 460 8 468 15 Residential real estate 472 522 176 520 26 Consumer 7 8 1 10 1 Totals 998 1,086 201 1,103 45 Grand totals $2,907 $3,606 $201 $3,888 $160 21

United Bank
Notes to Financial Statements

Note 5: Loans (Continued)

No additional funds are committed to be advanced in connection with impaired loans.

The Bank regularly evaluates various attributes of loans to determine the appropriateness of the allowance for loan losses. Loans are generally evaluated using the following internally prepared ratings:

- "Pass" ratings are assigned to loans with adequate collateral and debt service ability such that collectibility of the contractual loan payments is highly probable.
- "Special Mention" ratings are assigned to loans about which management has some concern that the collateral or debt service ability may not be adequate, though the collectibility of the contractual loan payments is still probable.
- "Substandard" ratings are assigned to loans that do not have adequate collateral and/or debt service ability such that collectibility of the contractual loan payments is no longer probable.
- "Doubtful" ratings are assigned to loans that do not have adequate collateral and/or debt service ability and for which collectibility of the contractual loan payments is unlikely.

Information regarding the credit quality indicators most closely monitored by class as of December 31 follows:

	Pass	Special Mention	Substandard	Doubtful	Total
2017					
Commercial and industrial	$21,432	$747	$509	$0	$22,688
Commercial real estate	110,999	785	4,295	0	116,079
Agricultural production	8,596	689	0	0	9,285
Agricultural real estate	9,484	120	0	0	9,604
Residential real estate	45,881	783	514	0	47,178
Consumer	2,271	0	0	0	2,271
Totals	$198,663	$ 3,124	$ 5,318	$0	$207,105
2016					
Commercial and industrial	$27,739	$ 1,213	$180	$0	$29,132
Commercial real estate	103,012	804	722	0	104,538
Agricultural production	8,173	0	16	0	8,189
Agricultural real estate	11,152	0	0	0	11,152
Residential real estate	45,504	166	788	0	46,458
Consumer	2,317	15	7	0	2,339
Totals	$197,897	$ 2,198	$ 1,713	$0	$201,808

22

United Bank
Notes to Financial Statements

Note 5: Loans (Continued)

Loan aging information as of December 31 follows:

		Accruing			
	Current Loans	Loans Past Due 30-89 Days	Loans Past Due 90+ Days	Nonaccrual Loans	Total Loans
2017					
Commercial and industrial	$22,180	$44	$0	$464	$22,688
Commercial real estate	115,858	0	0	221	116,079
Agricultural production	9,273	12	0	0	9,285
Agricultural real estate	9,533	71	0	0	9,604
Residential real estate	46,390	548	0	240	47,178
Consumer	2,258	13	0	0	2,271
Totals	$205,492	$688	$0	$925	$207,105
2016					
Commercial and industrial	$28,894	$157	$0	$81	$29,132
Commercial real estate	104,332	64	0	142	104,538
Agricultural production	8,189	0	0	0	8,189
Agricultural real estate	11,152	0	0	0	11,152
Residential real estate	45,726	195	0	537	46,458
Consumer	2,324	15	0	0	2,339
Totals	$200,617	$431	$0	$760	$201,808

When, for economic or legal reasons related to the borrower's financial difficulties, the Bank grants a concession to the borrower that the Bank would not otherwise consider, the modified loan is classified as a TDR. Loan modifications may consist of forgiveness of interest and/or principal, a reduction of the interest rate, interest-only payments for a period of time, and/or extending amortization terms.

There were no loan modifications that were classified as TDRs for the years ended December 31, 2017 and 2016.

The Bank considers a TDR in default if it becomes past due more than 30 days. No TDRs defaulted within 12 months of their modification date during the years ended December 31, 2017 and 2016.

Directors, executive officers, and principal stockholders of the Bank, including their families and firms in which they are principal owners, are considered related parties. Substantially all loans to these related parties were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

23

United Bank Notes to Financial Statements Note 5: Loans (Continued) A summary of loans to directors, executive officers, principal stockholders, and their affiliates as of December 31 follows: 2017 2016 Beginning balance $150 $155 New loans 15 2 Repayments (9) (7) Ending balance $156 $150 Note 6: Premises and Equipment An analysis of premises and equipment at December 31 follows: 2017 2016 Land $966 $966 Buildings and leasehold improvements 3,732 3,664 Furniture and equipment 1,622 1,621 Software 356 344 Subtotals 6,676 6,595 Accumulated depreciation (3,754) (3,574) Premises and equipment, net $2,922 $3,021 Depreciation and amortization of premises and equipment charged to noninterest expense totaled $191 during 2017 and $209 during 2016. Note 7: Other Real Estate Owned Other real estate owned consisted of the following at December 31: 2017 2016 Commercial real estate $101 $101 Residential real estate 104 0 Totals $205 $101 Residential real estate loans that are in the process of foreclosure totaled $206 at December 31, 2017. There were no residential real estate loans in the process of foreclosure at December 31, 2016. 24

United Bank Notes to Financial Statements Note 8: Mortgage Servicing Rights Loans serviced for others are not included in the accompanying balance sheets. The unpaid principal balance of mortgage loans serviced for others totaled $235,835 at December 31, 2017, and $236,923 at December 31, 2016. There were no changes in valuation assumptions during the years ended December 31, 2017 and 2016. The change in fair value during the years ended December 31, 2017 and 2016, was caused by the change in the number and outstanding principal balance of loans serviced. The estimated fair value of mortgage servicing rights is determined using a valuation model that calculates the present value of expected future servicing and ancillary income, net of expected servicing costs. The model incorporates various assumptions such as discount rates and prepayment speeds based on market data from independent organizations. Information about the estimated fair value of mortgage servicing rights at December 31, 2017 and 2016, follows: Range of discount rates 9.5% - 12.5% Range of prepayment speeds utilized by Mortgage Industry Advisory Corporation 111 - 398 Average servicing cost for fixed-rate loans and government loans $65 - $75 Note 9: Deposits Deposits consist of the following at December 31: 2017 2016 Non-interest-bearing demand $67,611 $64,387 Interest-bearing demand 19,275 20,409 Savings 110,957 107,478 Money market 7,245 9,387 Time 23,953 25,961 Totals $229,041 $227,622 Time deposits that met or exceeded the FDIC insurance limit of $250 totaled $2,281 at December 31, 2017, and $1,699 at December 31, 2016. The scheduled maturities of time deposits at December 31, 2017, are summarized as follows: 2018 $12,728 2019 6,782 2020 3,087 2021 1,107 2022 249 Total $23,953 25

United Bank Notes to Financial Statements Note 9: Deposits (Continued) Deposits from directors, executive officers, principal stockholders, and their affiliates totaled $1,607 at December 31, 2017, and $2,446 at December 31, 2016. Note 10: Borrowed Funds Borrowed funds at December 31, 2017 and 2016, consisted of FHLB fixed-rate, fixed-term advances totaling $10,252 and $10,069, respectively. The advances have an interest rate of 2.45% and mature in 2022. Actual maturities may differ from the scheduled principal maturities because of call options on the various advances. The Bank has a master contract agreement with the FHLB. The FHLB provides both fixed- and floating-rate advances. Floating rates are based on, but not directly tied to, short-term market rates of interest such as London InterBank Offered Rate (LIBOR), federal funds, or treasury bill rates. Advances with call provisions permit the FHLB to request payment beginning on the call date and quarterly thereafter. FHLB advances are subject to a prepayment penalty if they are repaid prior to maturity. At December 31, 2017, FHLB advances were secured by $495 of FHLB stock; $48,648 of residential real estate, commercial, and agricultural loans; and investment securities with a fair value of $6,379. At December 31, 2016, FHLB advances were secured by $720 of FHLB stock; $52,588 of residential real estate, commercial, and agricultural loans; and investment securities with a fair value of $4,443. At December 31, 2017, the Bank's available and unused portion of this borrowing agreement totaled approximately $15,295, though in order to borrow any additional amounts, the Bank would need to purchase additional FHLB stock. Note 11: Income Taxes The components of the provision for income taxes are as follows: 2017 2016 Current tax expense: Federal $ 1,361 $ 952 State 234 189 Total current 1,595 1,141 Deferred tax expense: Federal 148 139 State 26 27 Total deferred 174 166 Adjustment to the net deferred tax liability for the Tax Cuts and Jobs Act (131) 0 Totals $ 1,638 $ 1,307 26

United Bank Notes to Financial Statements Note 11: Income Taxes (Continued) On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (the “Act”). The Act amends the Internal Revenue Code to reduce corporate tax rates and modify various tax policies, credits, and deductions. The Act reduces the corporate federal tax rate from a maximum of 35% to a flat 21% , which is effective for the Bank beginning January 1, 2018. As a result of the tax rate reduction in the Act, the Bank reduced its net deferred tax liability during the year ended December 31, 2017, by $131, which was recognized as an income tax benefit. The primary differences between income taxes at the federal statutory rate and the provision for income taxes include state taxes, tax-exempt interest, and increase in cash value of life insurance. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Bank's assets and liabilities. The major components of the net deferred tax liability as of December 31 are presented below: 2017 2016 Deferred tax assets: Allowance for loan losses $ 529 $ 818 Deferred compensation 63 63 Other 11 27 Unrealized loss on securities available for sale 63 106 Total deferred tax assets 666 1,014 Deferred tax liabilities: Fixed assets (95) (175) Prepaid expenses (117) (192) Mortgage servicing rights (588) (740) Other (58) (14) Total deferred tax liabilities (858) (1,121) Totals $ (192) $ (107) The Bank is a subsidiary of a group that files a consolidated tax return. The provision for federal income taxes is allocated between the Bank and the parent company using the "separate return" method, whereby each corporation determines its taxes as if it were filing a tax return on its own. To the extent that the parent company generates taxable losses, the Bank will pay the related tax benefit to the parent company. The tax benefit is calculated using current marginal federal tax rates. The Bank owed approximately $49 at December 31, 2017, and $29 at December 31, 2016, to the parent company for related tax benefits. 27

United Bank Notes to Financial Statements Note 12: Deferred Compensation The Bank has entered into various deferred compensation agreements with key officers. The liability outstanding under the agreements was $246 at December 31, 2017, and $166 at December 31, 2016. The amount charged to operations was $173 during 2017 and $79 during 2016. Note 13: Employee Benefit Plan The Bank sponsors a defined contribution plan that coveres substantially all employees. The Bank matches 100% of employee contributions up to 3% of their annual compensation. The Bank also matches 50% of an employee's contributions between 3% and 5% of their annual compensation. Expense charged to operations was $121 during 2017 and $127 during 2016. Note 14: Equity and Regulatory Matters The payment of dividends by the Bank would be restricted if the Bank did not meet the minimum Capital Conservation Buffer as defined by Basel III regulatory capital guidelines and/or if, after payment of the dividend, the Bank would be unable to maintain satisfactory regulatory capital ratios. The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Common Equity Tier 1, Tier 1, and Total capital to risk-weighted assets and of Tier 1 capital to average assets. It was management's opinion, as of December 31, 2017, that the Bank met all applicable capital adequacy requirements. As of December 31, 2017, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum regulatory capital ratios as set forth in the table. There have been no conditions or events since that notification that management believes have changed the Bank's category. 28

United Bank
Notes to Financial Statements

Note 14: Equity and Regulatory Matters (Continued)

The Bank's actual capital amounts and ratios as of December 31, 2017 and 2016, are presented in the following table:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions	
(Dollars in Thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
2017						
Common Equity Tier 1 capital (to risk-weighted assets)	$29,407	13.21 %	≥ $10,021	≥ 4.50 %	≥ $14,474	≥ 6.50 %
Tier 1 capital (to risk-weighted assets)	29,407	13.21	≥ 13,361	≥ 6.00	≥ 17,815	≥ 8.00
Total capital (to risk-weighted assets)	31,468	14.13	≥ 17,815	≥ 8.00	≥ 22,268	≥ 10.00
Tier 1 capital (to average assets)	29,407	11.16	≥ 10,541	≥ 4.00	≥ 13,176	≥ 5.00
2016						
Common Equity Tier 1 capital (to risk-weighted assets)	$25,584	11.90 %	≥ $ 9,672	≥ 4.50 %	≥ $13,971	≥ 6.50 %
Tier 1 capital (to risk-weighted assets)	25,584	11.90	≥ 12,896	≥ 6.00	≥ 17,195	≥ 8.00
Total capital (to risk-weighted assets)	27,746	12.91	≥ 17,195	≥ 8.00	≥ 21,493	≥ 10.00
Tier 1 capital (to average assets)	25,584	9.96	≥ 10,274	≥ 4.00	≥ 12,843	≥ 5.00

Note 15: Commitments, Contingencies, and Credit Risk

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

The Bank's exposure to credit loss is represented by the contractual, or notional, amount of these commitments. The Bank follows the same credit policies in making commitments as it does for on-balance-sheet instruments. Since some of the commitments are expected to expire without being drawn upon and some of the commitments may not be drawn upon to the total extent of the commitment, the notional amount of these commitments does not necessarily represent future cash requirements.

The following commitments were outstanding at December 31:

	2017	2016
Commitments to extend credit	$11,526	$ 1,693
Unfunded commitments under lines of credit	45,373	37,505
Standby letters of credit	687	1,080
Credit cards	0	478

29

United Bank Notes to Financial Statements Note 15: Commitments, Contingencies, and Credit Risk (Continued) Commitments to extend credit are agreements to lend to a customer at fixed or variable rates as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the customer. Unfunded commitments under commercial lines of credit, home equity lines of credit, and personal lines of credit are commitments for possible future extensions of credit to existing customers. These lines of credit may or may not require collateral and may or may not contain a specific maturity date. Credit card commitments are commitments on credit cards issued by the Bank and serviced by other companies. These commitments are unsecured. Standby letters of credit are conditional lending commitments issued by the Bank to guarantee the performance of a customer to a third party. Generally, all standby letters of credit issued have expiration dates within one year. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting these commitments. Standby letters of credit are not reflected in the financial statements, since recording the fair value of these guarantees would not have a significant impact on the financial statements. Legal Contingencies Various legal claims arise from time to time in the normal course of business. In the opinion of management, any liability resulting from such proceedings would not have a material impact on the financial statements. Concentrations of Credit Risk At December 31, 2017 and 2016, the Bank also had loans outstanding by industry group as follows: 2017 2016 Percent of Percent of Amount Capital Amount Capital Land development and construction $10,678 36% $13,722 54 % Hotels and motels 13,467 46 9,102 36 Non-owner-occupied residential real estate 23,940 81 25,929 101 Recreational vehicle parks and campgrounds 49,238 167 48,334 189 30

United Bank Notes to Financial Statements Note 16: Fair Value Measurements Some assets and liabilities, such as securities available for sale, are measured at fair value on a recurring basis under accounting principles generally accepted in the United States. Other assets and liabilities, such as impaired loans and other real estate owned, may be measured at fair value on a nonrecurring basis. Following is a description of the valuation methodology and significant inputs used for each asset and liability measured at fair value on a recurring or nonrecurring basis, as well as the classification of the asset or liability within the fair value hierarchy. Securities available for sale - Securities available for sale may be classified as Level 1, Level 2, or Level 3 measurements within the fair value hierarchy. Level 1 securities include equity securities traded on a national exchange. The fair value measurement of a Level 1 security is based on the quoted price of the security. Level 2 securities include U.S. government and agency securities, obligations of states and political subdivisions, corporate debt securities, and mortgage related securities. The fair value measurement of a Level 2 security is obtained from an independent pricing service and is based on recent sales of similar securities and other observable market data. Level 3 securities include trust preferred securities that are not traded in a market. The fair value measurements of Level 3 securities are determined using discounted cash flow models that incorporate various assumptions market participants would use to measure the fair value of the security. Loans - Loans are not measured at fair value on a recurring basis. However, loans considered to be impaired (see Note 1) may be measured at fair value on a nonrecurring basis. The fair value measurement of an impaired loan that is collateral dependent is based on the fair value of the underlying collateral. Independent appraisals are obtained that utilize one or more valuation methodologies - typically they will incorporate a comparable sales approach and an income approach. Management routinely evaluates the fair value measurements of independent appraisers and adjusts those valuations based on differences noted between actual selling prices of collateral and the most recent appraised value. Such adjustments are usually significant, which results in a Level 3 classification. All other impaired loan measurements are based on the present value of expected future cash flows discounted at the applicable effective interest rate and, thus, are not fair value measurements. Mortgage servicing rights - Mortgage servicing rights are measured at fair value on a recurring basis. Serviced loan pools are stratified by year of origination, and a fair value measurement is obtained for each stratum from an independent firm. The measurement is based on recent sales of mortgage servicing rights with similar characteristics. Since the fair value measurement is based on observable market data, it is considered a Level 2 measurement. 31

United Bank Notes to Financial Statements Note 16: Fair Value Measurements (Continued) Other real estate owned - Real estate and other property acquired through or in lieu of loan foreclosure are not measured at fair value on a recurring basis. However, other real estate owned is initially measured at fair value (less estimated costs to sell) when it is acquired and may also be measured at fair value (less estimated costs to sell) if it becomes subsequently impaired. The fair value measurement for each asset may be obtained from an independent appraiser or prepared internally. Fair value measurements obtained from independent appraisers generally utilize a market approach based on sales of comparable assets and/or an income approach. Such measurements are usually considered Level 2 measurements. However, management routinely evaluates fair value measurements of independent appraisers by comparing actual selling prices to the most recent appraisals. If management determines significant adjustments should be made to the independent appraisals based on these evaluations, these measurements are considered Level 3 measurements. Fair value measurements prepared internally are based on management's comparisons to sales of comparable assets, but include significant unobservable data and are therefore considered Level 3 measurements. Information regarding the fair value of assets measured at fair value on a recurring basis as of December 31 follows: Recurring Fair Value Measurements Using Quoted Prices in Active Significant Markets for Other Significant Identical Observable Unobservable Instruments Inputs Inputs (Level 1) (Level 2) (Level 3) Total 2017 Assets: Securities available for sale $0 $36,633 $0 $36,633 Mortgage servicing rights 0 2,294 0 2,294 Total $0 $38,927 $0 $38,927 2016 Assets: Securities available for sale $0 $31,668 $0 $31,668 Mortgage servicing rights 0 1,952 0 1,952 Total $0 $33,620 $0 $33,620 32

United Bank Notes to Financial Statements Note 16: Fair Value Measurements (Continued) Information regarding the fair value of assets measured at fair value on a nonrecurring basis as of December 31 follows: Nonrecurring Fair Value Measurements Using Quoted Prices Significant in Active Observable Unobservable Markets Inputs Inputs (Level 1) (Level 2) (Level 3) Total 2017 Assets: Impaired loans $0 $0 $4,831 $4,831 Other real estate owned 0 0 205 205 Total $0 $0 $5,036 $5,036 2016 Assets: Impaired loans $0 $0 $797 $797 Other real estate owned 0 0 101 101 Total $0 $0 $898 $898 At December 31, 2017, loans with a carrying value of $5,245 were considered impaired and were written down to their estimated fair value of $4,831 by recognizing a specific valuation allowance for $414. As of December 31, 2016, loans with a carrying value of $998 were considered impaired and were written down to their estimated fair value of $797 by recognizing a specific valuation allowance for $201. At December 31, 2017 and 2016, the Bank had acquired other real estate owned with a fair value of $205 and $101, respectively, which is the fair value net of estimated costs to sell. The Bank did not record any impairment write-downs of other real estate owned for the years ended December 31, 2017 and 2016. The following presents quantitative information about nonrecurring Level 3 fair value measurements at December 31, 2017 and 2016: Range/ Weighted Fair Value Valuation Technique(s) Unobservable Input(s) Average 2017 Impaired loans $ 4,831 Market and/or income Management discount 10% - 40% approach on appraised values Other real estate owned 205 Market and/or income Management discount 10% - 40% approach on appraised values 2016 Impaired loans 797 Market and/or income Management discount 10% - 40% approach on appraised values Other real estate owned 101 Market and/or income Management discount 10% - 40% approach on appraised values 33

United Bank Notes to Financial Statements Note 17: Subsequent Event On October 19, the Bank finalized and executed the merger agreement and related amendments with Citizens Community Bancorp, Inc. a Maryland corporation, and registered bank holding company. Under the terms of the agreement, as amended, Citizens Community Bancorp, Inc., acquired 100% of the common stock of the Bank for a total cash purchase price of approximately $51.1 million. Of the cash consideration to be paid, approximately $6.8 million was set aside in escrow held by Bankers Bank in Madison, Wisconsin and by Citizens Community Bancorp, Inc., for the purposes of funding certain post-closing purchase price adjustments and future indemnity claims in accordance with the Stock Purchase Agreement, as amended. 34